EXHIBIT 99.1


IRONCLAD PERFORMANCE WEAR REPORTS THIRD QUARTER 2006 RESULTS

NET SALES INCREASE 47.3% COMPARED TO THE THIRD QUARTER 2005; COMPANY CONFIRMS FULL-YEAR 2006 GUIDANCE OF 26% TO 33% REVENUE GROWTH OVER 2005

LOS ANGELES,  Nov. 14 -- Ironclad  Performance  Wear  Corporation  (OTC Bulletin
Board: ICPW), a leader in high-performance gloves and apparel, today announced financial results for the three and nine months ended September 30, 2006.

Net sales increased 47.3% in the third quarter of 2006 to $2.37 million, compared to net sales of $1.61 million in the third quarter of 2005. Net sales for the nine months to September 30, 2006 increased 22.5% to $5.70 million, compared to $4.65 million in the corresponding period in 2005.

Third quarter net loss increased to $524 thousand, compared to $246 thousand in the same period of 2005. Included in the third quarter net loss is $186 thousand related to employee stock option expense and a favorable adjustment to income of $392 thousand due to the change in fair value of warrant liability.

Net loss in the first nine months of the year to September 30, 2006 was $4.62 million, compared to a loss of $568 thousand for the corresponding period in 2005. This includes $2.32 million of costs related to warrants issued in connection with financing activities in the first half of 2006, and $432 thousand related to employee stock option expense.

Basic net loss per share for the third quarter was $0.02 on weighted average common shares outstanding of 29,717,211, compared to a $0.02 net loss per share on weighted average common shares outstanding of 15,510,687 in the third quarter of 2005.

Basic net loss per share for the first nine months of 2006 was $0.20 on weighted average common shares outstanding of 23,256,831, compared to a $0.04 net loss per share on weighted average common shares outstanding of 15,470,853 in the corresponding period of 2005.

"During the quarter we began to see the realization of the significant progress we made on a number of our growth initiatives," said Ed Jaeger, President and CEO of Ironclad Performance Wear Corporation. "Our strong sales growth is reflective of these initiatives, including the expansion of our task-specific glove offering within 200 Dick's Sporting Goods stores nationwide; the addition of W.W. Grainger, Inc., one of the largest industrial supply distributors in North America, to our distribution network; and expansion of our international gloves and performance apparel market in Canada through Canadian Industrial Distributors, Inc."

Gross margin in the third quarter was 34.0% compared to 42.7% in the third quarter of 2005. Gross margin was primarily impacted by a shift in product mix, aggressive sales promotion programs with new and existing customers, the introduction of apparel sales, and an increase in in-bound transportations costs, including air freight, between the comparative periods.

Total operating expenses as a percentage of net sales were 73.7% in the third quarter of 2006 compared to 55.2% in the third quarter of 2005. The increase was primarily due to costs associated with implementing brand development initiatives, including a NASCAR sponsorship and increased print and cooperative advertising, expenses associated with our status as a public company, increased salaries, and employee stock option expense. The number of employees increased to 24 at September 30, 2006 from 17 at September 30, 2005.

Thomas E. Walsh, Executive Vice President and Chief Financial Officer, said, "During the third quarter, we continued to invest in the Ironclad brand. Our results reflect the additional expenses associated with our growth initiatives, including promotion and advertising, and additional trade show participation, as well as public company costs and employee stock option expense."

Debt Position

In the first six months of 2006 the Company issued a number of warrants in connection with financing activities. Certain of these warrants were classified as liabilities in accordance with SFAS 133 and EITF 00-19. The fair value of the warrant liability at September 30, 2006 was approximately $7.91 million compared to approximately $8.30 million at June 30, 2006. When the terms of the warrants regarding registration of the underlying common stock that result in liability accounting are satisfied, the fair value of the warrants will be reclassified to Stockholders' Equity.

Outlook for 2006

The Company continues to expect annual net sales for 2006 in the range of $9.1 million to $9.6 million, representing an increase of 26% to 33% over annual net sales of $7.2 million in 2005.

"We are very pleased with our results to date and our continuing growth opportunities," said Ed Jaeger. "We continue to focus on our leadership position with gloves and expanding into high performance apparel. As announced, subsequent to the end of the quarter, we increased our task-specific glove offering in Lowe's Companies, Inc., the world's second largest home improvement retailer. In addition, Ace Hardware increased the selection of Ironclad gloves in the Ace Discovery program, which provides over 2,000 Ace members with "best in class" assortments for every product category. We also strengthened our management team with the addition of a new Director of Apparel, Reade Simonds, who will be instrumental to the development of our performance work apparel line."

Conference Call

Ironclad will hold its financial results conference call Tuesday, November 14, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss third quarter results and the business outlook for the remainder of the year. To participate in the conference call, investors should dial 866-575-6537 ten minutes prior to the call. International callers should dial 913-312-1241. If you are unable to participate in the live call, a replay will be available through Tuesday, November 28. To access the replay, dial 888-203-1112 (passcode: 7793494). International callers should dial 719-457-0820 and use the same passcode.

In addition, the earnings call will also be broadcast live over the Internet and can be accessed at www.ironclad.com and www.earnings.com. For those unable to participate during the live broadcast, the Webcast will be archived on these same Websites through Tuesday, November 28.

About Ironclad Performance Wear Corporation

Ironclad, which created the performance work glove category in 1998, continues to lead the construction and industrial markets in innovation, technology, design, advanced material science and durability. Ironclad designs, manufactures and sells a comprehensive line of task-specific gloves and performance fabric apparel available at hardware stores, lumber yards, home centers, industrial suppliers, and sporting goods retailers nationwide.

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Examples of forward looking-statements include Ironclad's expectations of future growth. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Ironclad's filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Ironclad, refer to the recent 10Q filed by Ironclad on November 14, 2006, which is available at WWW.SEC.GOV. Ironclad undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

         Contacts:

         Ironclad:               Integrated Corporate Relations:
         Ed Jaeger, CEO          John Mills / Anne Rakunas
         (310) 643-7800 X106     (310) 954-1100

         Thomas Walsh, CFO
         (310) 643-7800 X120


                                       3